UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 21, 2021

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CBLAQ	*
7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value	CBLDQ	*
6.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value	CBLEQ	*

*On November 2, 2020, the NYSE announced that (i) it had suspended trading in the Company’s stock and (ii) it had determined to commence proceedings to delist the Company’s common stock, as well as the depositary shares each representing a 1/10th fractional share of the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) and the depositary shares each representing a 1/10th fractional share of the Company’s 6.625% Series E Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”), due to such securities no longer being suitable for listing on “abnormally low” trading price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

Amended Restructuring Support Agreement

As previously disclosed, beginning on November 1, 2020, CBL & Associates Properties, Inc. (the “REIT”), CBL & Associates Limited Partnership (the “Operating Partnership”), the majority owned subsidiary of the REIT (collectively, the Operating Partnership and the REIT are referred to as the “Company”), and certain of its direct and indirect subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). During the pendency of the Chapter 11 Cases, the Company is operating its business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

After engaging in negotiations in a Court-ordered mediation, on March 21, 2021, the Company entered into the First Amended and Restated Restructuring Support Agreement (the “Amended RSA”), subject to Bankruptcy Court approval, which the Company will seek in accordance with the terms of the Amended RSA, with certain beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders or beneficial owners (the “Consenting Noteholders”) in excess of 64% of the aggregate principal amount of the Operating Partnership’s 5.25% senior unsecured notes due 2023 (the “2023 Notes”), 4.60% senior unsecured notes due 2024 (the “2024 Notes”) and 5.95% senior unsecured notes due 2026 (the “2026 Notes” and together with the 2023 Notes and the 2024 Notes, the “Unsecured Notes”) and certain lenders party to the Company’s Credit Agreement, dated as of January 30, 2019 (the “Bank Credit Agreement”) who hold in the aggregate in excess of 88% of the aggregate outstanding principal amount of debt under the Bank Credit Agreement (the “Consenting Bank Lenders”). The Amended RSA amends and restates that certain Restructuring Support Agreement, dated as of August 18, 2020 (the “Original RSA”), by and between the Company and the Consenting Noteholders and sets forth, subject to certain conditions, the commitments to and obligations of, on the one hand, the Company, and on the other hand, the Consenting Noteholders and Consenting Bank Lenders, in connection with the restructuring transactions (the “Restructuring Transactions”) set forth in the Amended RSA and the plan term sheet attached as Exhibit B to the Amended RSA (the “Plan Term Sheet”). Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the Amended RSA or Plan Term Sheet, as applicable.

Milestones

Under the Amended RSA and subject to Bankruptcy Court approval, the Company agreed to support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with the Amended RSA, including using commercially reasonable efforts to obtain all required regulatory and third-party approvals, negotiating in good faith and using commercially reasonable efforts to execute and implement the documentation required to consummate the Restructuring Transactions as contemplated by the Amended RSA, and completing the following milestones (the “Milestones”):

•	No later than 14 days after the Agreement Effective Date, the Company Parties shall have filed a motion seeking authority to perform pursuant to the terms of the Amended RSA.
•	No later than 14 days after the Agreement Effective Date, the Bankruptcy Court shall have entered a final order approving use of cash collateral.
•	No later than 25 days after the Agreement Effective Date, the Company Parties shall have filed the Amended Plan and related Disclosure Statement.
•

No later than 45 days after the Agreement Effective Date, the Bankruptcy Court shall have entered an order authorizing performance pursuant to the Amended RSA or shall have held a hearing to consider such authorization.

•	No later than 65 days after the Agreement Effective Date, the Bankruptcy Court shall have entered an order approving the Disclosure Statement.
•	No later than 180 days after the Agreement Effective Date, the Bankruptcy Court shall have entered the Confirmation Order.
•	No later than November 1, 2021, the Effective Date shall have occurred.

Economic Recovery

The Amended RSA and Plan Term Sheet provide, among other things, the following treatment of claims and interests:

•	Revolver/Term Loan Claims: The Revolver/Term Loan Claims under the Bank Credit Agreement held by the New Bank Lenders shall be allowed for all purposes in the Plan in the amount of $983.7 million.

In full and complete satisfaction of all Revolver/Term Loan Claims held by the Bank Agent and all Bank Lenders, except for Revolver/Term Loan Claims held by Consenting Noteholders as of the Agreement Effective Date, each New Bank Lender shall receive its pro rata share of:

(i)

obligations under a new term loan agreement in an aggregate principal amount equal to $883.7 million, which shall be guaranteed by the Bank Claim Subsidiaries and secured by a first lien in and to the Bank Claim Collateral; and

(ii)	$100.0 million in cash payable, first, from the segregated account and, second, from other cash on hand.

•	Consenting Crossholder Claims: The Consenting Crossholder Claims shall be allowed for all purposes in the Plan in the aggregate amount of $133.0 million.

Pursuant to Bankruptcy Rule 9019, in full and complete satisfaction of the Consenting Crossholder Claims, each Consenting Crossholder shall receive its pro rata share of:

(iii)	cash in the amount of $15.0 million;
(iv)

$81.0 million aggregate principal amount of new senior secured notes (“New Notes”); provided that each Consenting Crossholder (and, for the avoidance of doubt, only a Consenting Crossholder) entitled to receive New Notes on account of its Consenting Crossholder Claims shall be able to elect (the “New Convertible Notes Election”), on a dollar-for-dollar basis, to substitute its allocated share of the New Notes for new convertible notes (the “New Convertible Notes”), which New Convertible Notes shall be subject to a maximum principal amount of $100.0 million in the aggregate, on account of both Consenting Crossholder Claims and Notes Claims as set forth in the Plan Term Sheet; and

(v)

10.57143% of the new common equity in the reorganized Company (the “New Common Equity Interests”), subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the Company from time to time after the Plan Effective Date.

•

Other Secured Claims: Secured Claims (other than the Revolver/Term Loan Claims) shall be reinstated, unimpaired, or receive treatment reasonably acceptable to the Company and the Required Consenting Creditors.

•

Notes & General Unsecured Claims: In full and complete satisfaction of all Unsecured Claims, each holder of an allowed Unsecured Claim shall receive its pro rata share of the following treatment (which treatment remains subject to change based on the Ad Hoc Noteholder Group’s ongoing diligence):

(i) $80.0 million in cash;

(ii) $474.0 million aggregate principal amount of New Notes; provided that each Consenting Noteholder (and, for the avoidance of doubt, only a Consenting Noteholder) entitled to receive New Notes on account of its Notes Claim shall be able to make the Convertible Notes Election and receive New Convertible Notes on a pro rata basis with holders of Crossholder Claims making the Convertible Notes Election as set forth in the Plan Term Sheet; and

(iii) 78.42857% of the New Common Equity Interests, subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the Company from time to time after the Plan Effective Date.

•

Property Level Debt and Guarantee Claims: Property-level debt and guarantee claims shall be settled, treated as a general unsecured claim or receive other treatment reasonably acceptable to the Required Consenting Noteholders and the Company, which consent shall not be unreasonably withheld.

•

Ongoing Trade Claims: If a holder of an Ongoing Trade Claim executes a trade agreement (a “Trade Agreement”) with the Company (the form and terms of such Trade Agreement to be determined by the Company in consultation with the Required Consenting Noteholders), such holder shall receive four (4) equal cash installments, payable on a quarterly basis, which payments shall result in full payment in the Allowed amount of such Ongoing Trade Claim. If a holder of an Ongoing Trade Claim does not execute a Trade Agreement, such holder’s Ongoing Trade Claim will be treated as a General Unsecured Claim for purposes of distributions under the Plan.

•

Intercompany Claims and Company Interests: Intercompany claims and existing equity interests in the Company Parties shall be reinstated, unimpaired, compromised or cancelled at the election of the Company and the Required Consenting Noteholders such that intercompany claims and existing equity interests in the Company Parties are treated in a tax-efficient manner; provided that any intercompany claims which shall remain as liabilities of the New Bank Claim Borrower or any New Bank Claim Subsidiary shall be subject to approval by Required Consenting Bank Lenders (and absent consent from Required Consenting Bank Lenders, such remaining liabilities shall be reduced to zero).

•

Preferred Equity Interests: If holders of Preferred Equity Interests vote to accept the Plan as a class, each holder of an allowed Preferred Equity Interest shall receive its pro rata share of 5.5% of the New Common Equity Interests, which New Common Equity Interests shall be subject to dilution by the Management Incentive Plan and subsequent issuances of common stock (including securities or instruments convertible into common stock) by the Company from time to time after the Plan Effective Date. If holders of Preferred Equity Interests vote to reject the Plan as a class, holders of Preferred Equity Interests shall receive no recovery under the Plan.

•

Common Equity Interests and Special Common Units: If holders of Common Equity Interests and limited partnership units of the Bank Claim Borrower designated as special common units (the “Special Common Units”) vote to accept the Plan as a class, each holder of existing Common Equity Interests and Special Common Units shall receive its pro rata share of 5.5% of the New Common Equity Interests, which New Common Equity Interests shall be subject to dilution by the Management Incentive Plan and subsequent issuances of common stock (including securities or instruments convertible into common stock) by the Company from time to time after the Plan Effective Date. If holders of Common Equity Interests and Special Common Units vote to reject the Plan as a class, holders of Common Equity Interests and Special Common Units shall receive no recovery under the Plan. Holders of Special Common Units shall have the option to receive limited partnership units in the reorganized Operating Partnership in lieu of New Common Equity Interests.

•

Section 510(b) Claims: Section 510(b) Claims shall be cancelled, released, discharged and extinguished and holders of such claims shall receive New Common Equity Interests in an amount sufficient to provide such holder a percentage recovery equal to the percentage recovery provided to holders of Common Equity Interests.

The Amended RSA and Plan Term Sheet provide that (i) Consenting Crossholders will receive subscription rights to acquire up to $25.0 million aggregate principal amount of additional New Convertible Notes (the “New Money Convertible Notes”) and (ii) the members of the Steering Committee for the Ad Hoc Noteholder Group will receive subscription rights to acquire up to $25.0 million aggregate principal amount of the New Money Convertible Notes, where each member’s allocable share shall be based upon the allocation formula set forth in the Amended RSA.

The Amended RSA may be terminated by the Required Consenting Noteholders, the Required Consenting Bank Lenders or, in certain events, the Required Consenting Crossholders or the Required Consenting Non-Crossholders, if certain events occur, including but not limited to: (i) any Company Party breaches its obligations, any representation, warranty or covenant of such Company Party set forth in the Amended RSA, which breach is not cured within five business days or if a Company Party files, or a Company Party publicly announces or informs counsel to each of the Consenting Creditors of its intention to file a Plan that contains terms and conditions that are not otherwise consistent in all material respects with the Amended RSA and the Plan Term Sheet; (ii) the entry of an order by the Bankruptcy Court converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code or denying confirmation of the Amended Plan; or (iii) the failure of the Company Parties to meet any of the Milestones as and when due, unless such Milestone is extended with the express prior written consent of the Required Consenting Noteholders and Required Consenting Bank Lenders.

The Amended RSA may be terminated by the Required Consenting Noteholders, or solely with respect to the events set forth in clause (iv) below, the Required Consenting Crossholders or the Required Consenting Non-Crossholders, if certain events occur, including but not limited to: (i) any Company Party files with the Bankruptcy Court any motion or application seeking authority to sell assets outside of the ordinary course of business and with an aggregate purchase price of greater than $15.0 million, without the prior written consent of the Required Consenting Noteholders; (ii) any Company Party, or Affiliate of a Company Party, or any Consenting Bank Lender files a motion, application, adversary proceeding of Cause of Action challenging the validity, enforceability or priority of, or seeking avoidance or subordination of, the Notes Claims or any transfer to the Indenture Trustee or any Consenting Noteholder on account of the Notes Claims; (iii) any Company Party, or Affiliate of a Company Party, or any Consenting Bank Lender supports any application, adversary proceeding or Cause of Action referred to in the immediately preceding clause (ii) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding or Cause of Action; or (iv) a breach in any material respect by the Consenting Bank Lenders holding an amount of Bank Lender Claims that would result in non-breaching Consenting Bank Lenders holding less than 66.67% of the aggregate Bank Lender Claims held by all of the Consenting Bank Lenders of any provision set forth in the Amended RSA that remains uncured for a period of three business days.

The Amended RSA may be terminated by the Required Consenting Bank Lenders if certain events occur, including but limited to (i) any Company Party files with the Bankruptcy Court any motion or application seeking authority to sell any assets of any of the Bank Claim Subsidiaries outside the ordinary course of business without the prior written consent of the Required Consenting Bank Lenders; (ii) any Company Party, or Affiliate of a Company Party, or any Consenting Noteholder files a motion, application, adversary proceeding, or Cause of Action challenging the validity, enforceability or priority of, or seeking avoidance or subordination of, the Bank Lender Claims or any transfer to the Bank Agent or any Consenting Bank Lender on account of the Bank Lender Claims; (iii) any Company Party, or Affiliate of a Company Party, or any Consenting Noteholder support any application, adversary proceeding, or Cause of Action referred to in the immediately preceding clause (ii) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding, or Cause of Action; or (iv) a breach by Consenting Noteholders holding an amount of Notes Claims that would result in the non-breaching Consenting Noteholders holding less than 66.67% of the aggregate principal amount of the Unsecured Notes held by all of the Consenting Noteholders of any provision set forth in the Amended RSA that remains uncured for a period of three business days.

The Amended RSA may be terminated by any Company Party if certain events occur, including but not limited to: (i) a breach by Consenting Noteholders holding an amount of Notes Claims that would result in the non-breaching Consenting Noteholders holding less than 66.67% of the aggregate principal amount of the Unsecured Notes held by all of the Consenting Noteholders of any provision set forth in the Amended RSA that remains uncured for a period of three business days; or (ii) a breach by Consenting Bank Lenders holding an amount of Bank Lender Claims that would result in the non-breaching Consenting Bank Lenders holding less than 66.67% of the aggregate principal amount of the Bank Lender Claims held by all of the Consenting Bank Lenders of any provision set forth in the Amended RSA that remains uncured for a period of three business days.

The Amended RSA automatically terminates upon the later of: (i) the Effective Date; and (ii) the date on which the Confirmation Order becomes a Final Order.

Although the Company intends to pursue the Restructuring Transactions in accordance with the terms set forth in the Amended RSA and the Plan Term Sheet, there can be no assurance that the Company’s Plan will be approved by the Bankruptcy Court or that the Company will be successful in completing the Restructuring Transactions or any other similar transaction on the terms set forth in the Amended RSA and the Plan Term Sheet, on different terms or at all.

Copies of the Amended RSA and Plan Term Sheet are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing description of the Amended RSA and the Plan Term Sheet is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Amended RSA and the Plan Term Sheet.

ITEM 7.01 Regulation FD Disclosure

On March 22, 2021, the Company issued a press release announcing entry into the Amended RSA, as described above in Item 1.01. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transactions

Not applicable

(d)	Exhibits

Exhibit Number	Description
10.1	First Amended and Restated Restructuring Support Agreement, dated as of March 21, 2021.
10.2	Plan Term Sheet, dated as of March 21, 2021 (See Exhibit B to Exhibit 10.1).
99.1	Press Release, dated March 22, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: March 22, 2021